Exhibit 10.2

SECURED PROMISSORY NOTE

$7,062,004.00	Utah
July 22, 2014

This SECURED PROMISSORY NOTE (this “Note”), effective as of July 22, 2014 (the “Effective Date”), is made and delivered by KLEANGAS ENERGY TECHNOLOGIES, INC., a Delaware corporation (“Maker”), payable to the order of JERRY HANSEN, an individual residing in the State of Utah (“Jerry Hansen”), TRACY JOHNSON, an individual residing in the State of Utah (“Tracy Johnson”), and THE PI FOUNDATION, a Utah nonprofit corporation (collectively herein, severally and not jointly, “Holder”). Unless otherwise defined herein, capitalized terms used in this Note have the meanings given in the Transaction Documents described below.

FOR VALUE RECEIVED, Maker promises to pay to the order of Holder, or Holder’s successors and assigns, the principal sum of Seven Million Sixty-Two Thousand and Four Dollars ($7,062,004.00) (the “Note Amount”) together with interest and other amounts as provided herein.

1.                  Interest Rate. Amounts due under this Note shall not bear interest.

2.                  Effective Date. Before delivery of this Note to Holder, this Note will be held in escrow for up to ninety days, during which time Maker will be entitled to raise funds to make the initial payments described in Section 3 below. This Note, along with other closing documents, will be delivered out of escrow to Holder on or around the date within such ninety day period when Holder deposits such funds into escrow. The date of delivery of this Note out of escrow is referred to herein as the “Effective Date” of this Note.

3.                  Payments. Beginning one month after the Effective Date, Borrower will make sixteen monthly payments in the amounts and on the dates shown in Exhibit A attached. All payments due under this Note will be made on Buyer’s behalf by, as determined by Holder in Holder’s sole discretion, Buyer or Buyer’s payment agent, Pyrenees Investments, LLC, a line of credit lender to Buyer. Holder will at all times be entitled to direct that all payments made under this Note be sent to one or more separate bank accounts in the name of each of the persons referred to herein as “Seller,” in whatever relative amounts that Jerry Hansen specifies.

4.                  Maturity Date. If not sooner payable, the outstanding principal balance under this Note, all accrued and unpaid interest, and all other indebtedness of Maker and all other amounts owing under this Note, the agreements that secure this Note and any other documents relating to the transactions contemplated in a Stock Purchase Agreement and its exhibits of even date herewith (collectively, the “Transaction Documents”) shall be due and payable in full on the date (the “Maturity Date”) that is fifteen months after the Effective Date. However, notwithstanding the preceding sentence: (a) Maker shall be entitled to elect to miss up to two monthly payments without penalty or interest during this Note’s initial fifteen month term, and (b) Maker will be entitled to elect to extend the Maturity Date of this Note from fifteen months beginning on the date first set forth above to eighteen months from the date first set forth above, if Maker notifies

Holder of Maker’s wish to extend the Maturity Date, and (c) all amounts owed under this Note will bear interest at the rate of twelve percent per annum during the three month extension term.

5.                  Application of Payments. All payments on this Note shall, at the option of the Holder, be applied first to the payment of accrued interest then to amounts (other than principal) owed hereunder, and then to payment of principal owed hereunder.

6.                  Prepayment. Maker may prepay without penalty all amounts owed under this Note at any time prior to the Maturity Date.

7.                  Collateral. This Note is secured by a Security Agreement of even date herewith, entered into by Holder and Maker, that encumbers all of the personal property assets of Fiber Recovery, Inc. (the Company”), and by a Mortgage of even date herewith that encumbers the building owned by Fiber Recovery. This Note is also secured by a Stock Pledge Agreement of even date herewith, entered into by Holder and Maker, that encumbers all of the issued and outstanding stock of the Company. The security interest granted by either of these documents may be perfected and further evidenced and perfected by a Control Agreement, by endorsed share certificates of the Company or by stock powers for share certificates of the Company and by a UCC-1 Financing Statement which, when filed in the official records of the Division of Corporations and Commercial Code of the State of Utah and of the Secretary of State of the State of Wisconsin, will perfect Holder’s security interests. All property of any kind that is encumbered in any way to secure this Note is referred to herein as the “Collateral.”

8.                  Acceleration. The occurrence of any Event of Default (as hereinafter defined) shall be a default under this Note. Upon the occurrence of any Event of Default, all amounts then outstanding hereunder shall immediately and automatically become due and payable.

9.                  Events of Default. The occurrence of any one or more of the following, whatever the reason therefore, shall constitute an “Event of Default” hereunder:

(a)                Maker shall fail to pay on the date and by the time of day specified above, any amount due to Holder pursuant to this Note or any Transaction Document; or

(b)               Maker shall fail to perform or observe any term, covenant or agreement contained in this Note or in any other Transaction Document; or

(c)                any representation or warranty contained in any Transaction Document made or delivered or agreed to or acknowledged by Maker proves incorrect or to have been incorrect in any material respect when made; or

(d)               Maker is dissolved or liquidated, or otherwise ceases to exist, or all or substantially all of the assets of Maker are sold or otherwise transferred without Holder’s written consent; or

(e)                Maker is the subject of a voluntary order for relief in any bankruptcy court, or is unable or admits in writing Maker’s inability to pay Maker’s debts as they mature, or makes an assignment for the benefit of creditors;

or Maker applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer (“Receiver”); or any Receiver is appointed and the appointment continues undischarged or unstayed for thirty (30) calendar days; or Maker institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to Maker or to all or any part of Maker’s property under the laws of any jurisdiction; or any similar proceeding is instituted and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the property of Maker is not released, vacated or fully bonded within thirty (30) calendar days after such issue or levy; or

(f)                there shall occur a material adverse change in the financial condition of Maker after the Effective Date, as determined by Holder in its reasonable discretion; or

(g)               any Transaction Document signed by Maker or any provision thereof, at any time after its execution and delivery and for any reason other than the agreement of Holder or the satisfaction in full of all indebtedness and obligations of Maker under the Transaction Documents, ceases to be in full force and effect or is declared null and void by a court of competent jurisdiction, or Maker or any trustee, officer, director, shareholder or partner of any entity comprising or owning Maker or owned by Maker claims that any Transaction Document is ineffective or unenforceable, in whole or in part, or denies any or further liability or obligation under any Transaction Document, unless all indebtedness and obligations of Maker thereunder have been fully paid and performed; or

(h)               a Notice of Default is recorded or a foreclosure or replevin proceeding is filed under any Transaction Document that encumbers any part of the Collateral; or

(i)                 Maker makes any transfer of the Collateral in whole or in part, except those transfers for which Maker has obtained the prior written consent of Holder or transfers occurring by operation of law. Unless Holder is paid in full from the proceeds of the transfer, Holder, in its sole discretion, may grant or withhold its consent to any transfer proposed by Maker. For purposes of this Section 7(i) the term “transfer” shall be defined as any sale, grant, lease, conveyance, assignment, hypothecation, or other transfer of, or any encumbrance, mortgage, lien or pledge against the Collateral, any interest in the Collateral, in each instance whether voluntary or involuntary, direct or indirect, by operation of law, except as previously authorized, or otherwise and as well as a merger or consolidation of the Maker into another entity.

(j)                 an event of default or foreclosure occurs or commences under any other note, mortgage, document, instrument or agreement secured by or securing the Collateral or to which Maker is a party or by which either Maker is bound or by which Maker’s assets are affected.

10.              Late Charge. Maker acknowledges that if any payment is not made when due or if the entire amount due under this Note is not paid by the Maturity Date, the Holder will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damages suffered by the Holder by reason of such extra administrative expenses and loss of use of funds would be impractical or extremely difficult to ascertain, Maker agrees that ten percent (10%) of the then outstanding amount due under this Note increased by interest and all other amounts then owing shall be the amount of damages to which such Holder is entitled, upon such breach, in compensation therefore, in addition to interest on the unpaid amounts after the due dates and any other remedies to which Holder is entitled as a result of any failure to pay amounts owed hereunder. Therefore, Maker shall, in the event any payment required under this Note is not paid when due and payable, without notice or demand by Holder, pay to the Holder as such Holder’s sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of ten percent (10%) of the then outstanding amount due under this Note increased by interest and all other amounts then owing, in addition to interest on the unpaid amounts after the due dates and any other remedies to which Holder is entitled as a result of any failure to pay amounts owed hereunder. Nothing in this Note shall be construed as an express or implied agreement by the Holder to forbear in the collection of any delinquent payment or in exercising any of its other rights or remedies under the Transaction Documents, or be construed as in any way giving Maker the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the Holder to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such Holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any Transaction Document or security for this Note or to declare a default hereunder or under any security for this Note or under any Transaction Document.

11.              Default Rate. From and after the Maturity Date, as it may be extended pursuant to the terms of this Note, at the option of the Holder, all amounts owing under this Note and all sums owing under any and all of the Transaction Documents shall bear interest at a default rate equal to ten percent (10%) per annum, compounded monthly (“Default Rate”). Such interest shall be paid on the first day of each month thereafter, or on demand if sooner demanded.

12.              Waivers. Maker waives any right of offset it now has or may hereafter have against the Holder and its successors and assigns. Maker waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Any delay on Holder’s part in exercising any right hereunder or under any of the Transaction Documents shall not operate as a waiver. Holder’s acceptance of partial or delinquent payments or the failure of Holder to exercise any rights shall not waive any obligation of Maker or any right of Holder, or modify this Note, or waive any other similar default.

13.              Costs of Collection. Maker agrees to pay all costs of collection as incurred by Holder and all costs incurred by the Holder in exercising or preserving any rights or remedies in connection with the enforcement and administration of this Note or following a default by Maker, including but not limited to actual attorneys’ fees incurred by Holder in defending or enforcing its rights under this Note or any other Transaction Document or both. If any suit or action is instituted to enforce this Note, Maker promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys’ fees in such suit or action.

14.              Usury. Maker hereby represents that this Note is part of a commercial business transaction and not for personal, family or household purposes. It is the specific intent of the Maker and Holder that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Maker upon written demand.

15.              Notices. All notices to be given pursuant to this Note shall be sufficient if given by personal service, email, by guaranteed overnight delivery services, by telex, telecopy or telegram or by being mailed postage prepaid, certified or registered mail, return receipt requested, to the described addresses of the parties hereto, or to such other address as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the date after delivery to the guaranteed overnight delivery service, the date of sending the telex, telecopy or telegram or two (2) days after mailing certified or registered mail.

16.              Assignment By Holder. Holder may assign its rights hereunder or obtain, sell or grant participation interests in this Note and/or the other Transaction Documents at any time, and any such assignee, successor or participant shall have all rights of the Holder hereunder.

17.              Construction. This Note shall be governed by and construed in accordance with the laws of the state of Wisconsin. This Note and all Transaction Documents executed in connection with this Note have been reviewed and negotiated by Maker and Holder at arms’ length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party.

18.              Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

19.              Acknowledgements. Maker acknowledges and agrees that interest and all other amounts due under this Note are reasonable in light of the risks being taken by Holder in loaning funds to Maker and the circumstances surrounding the Loan. Maker acknowledges that Maker has been fully advised of the terms of all of the Transaction Documents and has been afforded a full and fair opportunity to seek legal, financial and other advice regarding the Transaction Documents and the terms of the Transaction Documents.

20.              Waivers / Further Acknowledgements. To the fullest extent allowed by law, Maker hereby waives and disclaims any and all claims, dissent or objection to the terms or enforceability of the Transaction Documents on the grounds that the Transaction Documents or the terms thereof are unconscionable, violate public policy or are otherwise unenforceable according to their terms.

21.              Jury Waiver. BORROWER HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE DEEDS OF TRUST AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

IN WITNESS WHEREOF, Maker has executed and delivered this Note on the date set forth below, to be effective as of the date first set forth above.

KLEANGAS ENERGY TECHNOLOGIES, INC., a Delaware corporation

Date:	By:
Name:
Title:

EXHIBIT A

Monthly Payments